Driven Brands Holdings Inc.
Reports Fourth Quarter and Fiscal Year 2020 Results

Charlotte, N.C. (March 10, 2021) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or “the Company”) today reported financial results for the fourth quarter and fiscal year ended December 26, 2020.

For the fourth quarter, system-wide sales were $935.1 million, an increase of 24% versus the prior year, with 36% net store growth and a decline in same-store sales of 3.4%. Revenue was $288.5 million, an increase of 58% versus the prior year. Loss per share was $(0.06) for the fourth quarter, while adjusted earnings per share2 was $0.01.

For fiscal year 2020, system-wide sales were $3.4 billion, an increase of 16% versus the prior year, with 36% net store growth and a decline in same-store sales of 5.6%. Revenue was $904.2 million, an increase of 51% versus the prior year. Loss per share was $(0.04) for the fiscal year, while adjusted earnings per share2 was $0.42.

“Our fourth quarter results are a testament to the strength and diversity of the Driven Brands portfolio and the hard work the team has demonstrated throughout 2020,” said Jonathan Fitzpatrick, president and chief executive officer. “Our employees and franchisees continued to adapt to the ever-changing needs of the past year, meeting our expectations and delivering industry-leading results.

“Given our scale, the significant whitespace in this fragmented and needs-based industry, and our robust cash generation, I am confident that we are well positioned for growth in 2021 and to maximize long-term value for all of our stakeholders.”

Fourth Quarter Highlights
•The Company added 42 net new stores during the quarter, with the addition of 23 stores in the Maintenance segment, 13 stores in the Car Wash segment, and 6 stores in the Paint, Collision, and Glass segment.
•Same-store sales declined 3.4% for the quarter. Same-store sales increased in the Maintenance and Platform Services segments, while same-store sales declined in the Paint, Collision, and Glass segment as roadways were less congested due to the COVID-19 pandemic, which resulted in fewer accidents and therefore fewer collision repairs. This compares with consolidated same-store sales growth of 5.4% in the fourth quarter of 2019.
•Revenue increased 58% versus the prior year, primarily driven by the acquisition of International Car Wash Group (“ICWG”) in the third quarter of 2020, which added 939 stores to the portfolio.
•The Company recorded a net loss in the fourth quarter of $(7.5) million.
•Adjusted Net Income1 was $1.6 million, an increase of 3% versus the prior year.
•Adjusted EBITDA3 was $65.9 million, more than double that of the prior year.

Key Fourth Quarter 2020 Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$247.8	1,394	1.2%	$111.0	$32.2
Car Wash	88.0	952	N/A*	90.5	25.4
Paint, Collision, and Glass	537.2	1,682	(7.3)%	44.4	16.2
Platform Services	62.1	199	9.5%	32.8	12.7
Corporate / Other	N/A	N/A	N/A	9.8
Total	$935.1	4,227	(3.4)%	$288.5

*Car Wash will not be included in same-store sales until the one-year anniversary of the ICWG acquisition in the third quarter of 2021.

Capital and Liquidity
The Company ended the fourth quarter with $188.4 million in cash, cash equivalents, and restricted cash, as well as $155.8 million of undrawn capacity on its revolving credit facilities.

In January 2021, the Company sold 31.8 million shares of its common stock in its initial public offering and received net proceeds of $651.6 million. Those proceeds, together with cash on hand, were used to repay $721.9 million of outstanding debt assumed in the ICWG acquisition. The remaining long-term debt portfolio totals $1.5 billion, and has a weighted average fixed annual interest rate of 4.0% and a weighted average remaining term of six years.

In February 2021, the Company’s underwriters exercised their over-allotment option to purchase 4.8 million additional shares of common stock. The Company received net proceeds of $99.2 million, and used $43.0 million of such proceeds to purchase 2.1 million shares of common stock from existing stockholders. The Company intends to use the remaining net proceeds of $56.2 million for general corporate purposes.

Guidance
Long-term Targets
The following long-term targets reflect the Company’s expectations through 2024:
•Same-store sales: Low-single-digit growth
•Revenue: Low-double-digit growth
•Adjusted EBITDA3: Low-double-digit growth
•Adjusted Net Income1: Mid-to-high teens growth

Fiscal Year 2021
The Company is providing the following guidance for the fiscal year ending December 25, 2021:
•Net Store Growth:
◦Maintenance: 80 to 90 stores; driven by roughly equal parts franchise and company-operated store growth;
◦Car Wash: 20 to 30 stores; driven primarily by company-operated store growth; and
◦Paint, Collision, and Glass: 60 to 70 stores; driven by franchise store growth.
•Positive same-store sales growth
•Adjusted EBITDA3 as a percentage of revenue of approximately 23%, consistent with fiscal year 2020.

Conference Call
Driven Brands will host a conference call to discuss fourth quarter and fiscal year 2020 results and its guidance for fiscal year 2021 today, Wednesday, March 10, 2021 at 9:00am ET. The call
will be     available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until April 27, 2021.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in
North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including
Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and
CARSTAR®. Driven Brands has more than 4,200 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $900 million in revenue from more than $3 billion in system-wide sales.

Contacts
Shareholder/Analyst inquiries:
Rachel Webb
rachel.webb@drivenbrands.com
(704) 644-8125
Media inquiries:
media@drivenbrands.com
(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission on January 19, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, Adjusted EBITDA3 and Acquisition Adjusted EBITDA5. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Net Income1 and Adjusted EBITDA3. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted Net Income1 or Adjusted EBITDA3 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

___________
1 “Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
2 “Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
3 “Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
4 “Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to reconciliation to Adjusted EBITDA located in the financial supplement in this release.
5 “Acquisition Adjusted EBITDA” represents Adjusted EBITDA for the applicable period as adjusted to give effect to management’s estimates of a full period of Adjusted EBITDA from any businesses acquired in such period as if such acquisitions had been completed on the first day of such period. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Revenue:
Franchise royalties and fees	$22,912	$24,285	$117,126	$111,170
Company-operated store sales	165,928	93,980	489,267	329,110
Independently-operated store sales	36,598	—	67,193	—
Advertising contributions	17,243	29,478	59,672	66,270
Supply and other revenue	45,827	34,957	170,942	93,723
Total revenue	288,508	182,700	904,200	600,273
Operating expenses:
Company-operated store expenses	103,575	63,607	305,908	223,683
Independently-operated store expenses	23,056	—	41,051	—
Advertising expenses	19,560	32,987	61,989	69,779
Supply and other expenses	23,213	18,018	93,380	53,005
Selling, general and administrative expenses	65,170	43,785	218,277	142,249
Acquisition costs	2,395	7,303	15,682	11,595
Store opening costs	1,007	2,862	2,928	5,721
Depreciation and amortization	29,458	8,992	62,114	24,220
Asset impairment charges	1,410	—	8,142	—
Total operating expenses	268,844	177,554	809,471	530,252
Operating income	19,664	5,146	94,729	70,021
Other income (expense), net:
Interest expense, net	(30,673)	(17,023)	(95,646)	(56,846)
Gain of foreign currency transactions, net	13,618	—	13,563	—
Loss on debt extinguishment	(4,817)	(595)	(5,490)	(595)
Total other expenses, net	(21,872)	(17,618)	(87,573)	(57,441)
Income (loss) before taxes	(2,208)	(12,472)	7,156	12,580
Income tax expense (benefit)	5,263	(1,887)	11,372	4,830
Net income (loss)	(7,471)	(10,585)	(4,216)	7,750
Net income (loss) attributable to non-controlling interests	17	19	(17)	19
Net income (loss) attributable to Driven Brands Holdings Inc.	$(7,488)	$(10,604)	$(4,199)	$7,731

Earnings (loss) per share(1)
Basic and diluted	$(0.06)	$(0.12)	$(0.04)	$0.09

Weighted average shares outstanding(1)
Basic and diluted	127,256	88,990	104,318	88,990

(1) Share and per share amounts have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	December 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$172,611	$34,935
Restricted cash	15,827	—
Accounts and notes receivable, net	84,805	74,131
Inventory	43,039	26,149
Prepaid and other assets	25,071	14,491
Income tax receivable	5,924	4,607
Advertising fund assets, restricted	27,276	31,011
Total current assets	374,553	185,324
Notes receivable, net	3,828	7,178
Property and equipment, net	827,392	134,381
Operating lease right-of-use assets	884,927	—
Deferred commissions	8,661	6,721
Intangibles, net	829,308	672,017
Goodwill	1,727,351	870,619
Total assets	$4,656,020	$1,876,240
Liabilities and shareholders'/members’ equity
Current liabilities:
Accounts payable	$67,802	$58,917
Accrued expenses and other liabilities	190,867	66,035
Income taxes payable	6,383	—
Current portion of long-term debt	22,988	13,050
Advertising fund liabilities	18,276	20,825
Total current liabilities	306,316	158,827
Long-term debt, net	2,102,219	1,301,913
Operating lease liabilities	818,001	—
Deferred tax liabilities	249,043	111,355
Deferred revenue	20,757	14,267
Accrued expenses and other long-term liabilities	53,324	—
Total liabilities	3,549,660	1,586,362
Shareholders'/Members’ equity	1,087,712	284,788
Accumulated other comprehensive income	16,528	3,626
Total shareholders'/members’ equity attributable to Driven Brands Holdings Inc.	1,104,240	288,414
Non-controlling interests	2,120	1,464
Total shareholders'/members’ equity	1,106,360	289,878
Total liabilities and shareholders'/members’ equity	$4,656,020	$1,876,240

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fiscal year ended
(in thousands)	December 26, 2020	December 28, 2019
Net income (loss)	$(4,216)	$7,750
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	62,114	24,220
Noncash lease cost	38,232	—
Gain on foreign denominated transactions	(23,245)	—
Bad debt expense	7,059	1,685
Asset impairment costs	8,142	—
Amortization of deferred financing costs and bond discounts	10,890	3,682
Loss on derivatives not designated as hedges	10,033	—
Provision for deferred income taxes	5,989	3,169
Loss on extinguishment of debt	5,490	595
Other, net	1,408	1,757
Changes in assets and liabilities:
Accounts and notes receivable, net	(11,782)	(7,173)
Inventory	(2,904)	(5,452)
Prepaid and other assets	(5,658)	(2,313)
Advertising fund assets and liabilities, restricted	(369)	6,492
Deferred commissions	(1,927)	(1,958)
Deferred revenue	6,278	2,524
Accounts payable	(6,778)	13,849
Accrued expenses and other liabilities	15,956	(7,617)
Income tax receivable	3,734	162
Operating lease liabilities	(34,448)	—
Cash provided by operating activities	83,998	41,372
Cash flows from investing activities:
Capital expenditures	(52,459)	(28,230)
Cash used in business acquisitions, net of cash acquired	(105,031)	(454,193)
Proceeds from sale-leaseback transactions	100,174	—
Cash used in investing activities	(57,316)	(482,423)

Cash flows from financing activities:
Payment of contingent consideration related to acquisitions	(2,783)	—
Payment of debt issuance cost	(22,932)	(14,056)
Proceeds from the issuance of long-term debt	625,000	575,000
Repayment of long-term debt	(448,213)	(10,988)
Repayments of revolving lines of credit and short-term debt	(432,800)	59,499
Proceeds from revolving lines of credit and short-term debt	391,301	—
Repayment of principal portion of finance lease liability	(595)	—
Distribution to Driven Investor LLC	—	(163,000)
Contributions	—	75
Proceeds from failed sale-leaseback transactions	5,633	—
Proceeds from issuance of equity shares	2,000	—
Other, net	2,032	—
Cash provided by financing activities	118,643	446,530
Effect of exchange rate changes on cash	4,456	(120)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	149,781	5,359
Cash and cash equivalents, beginning of period	34,935	37,530
Cash included in advertising fund assets, restricted, beginning of period	23,091	15,137
Restricted cash, beginning of period	—	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	58,026	52,667
Cash and cash equivalents, end of period	172,611	34,935
Cash included in advertising fund assets, restricted, end of period	19,369	23,091
Restricted cash, end of period	15,827	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$207,807	$58,026

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income/Adjusted Earnings Per Share

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net income (loss)	$(7,471)	$(10,585)	$(4,216)	$7,750
Acquisition related costs(a)	2,395	8,205	15,682	12,497
Non-core items and project costs, net(b)	6,962	1,259	6,036	6,644
Sponsor management fees(c)	543	538	5,900	2,496
Straight-line rent adjustment(d)	4,026	(143)	7,150	2,172
Equity-based compensation expense(e)	815	298	1,323	1,195
Foreign currency transaction gain, net(f)	(13,618)	—	(13,563)	—
Bad debt expense(g)	359	—	3,201	—
Asset impairment and closed store expenses(h)	1,690	—	9,311	—
Loss on debt extinguishment(i)	4,817	595	5,490	595
Amortization related to acquired intangible assets(k)	5,507	3,814	17,200	11,314
Provision for uncertain tax positions(l)	(696)	—	2,114	—
Valuation allowance for deferred tax asset(m)	668	—	668	—
Adjusted net income before tax impact of adjustments	5,997	3,981	56,296	44,663
Tax impact of adjustments(n)	(4,429)	(2,459)	(12,890)	(8,046)
Adjusted net income	1,568	1,522	43,406	36,617
Net income (loss) attributable to non-controlling interest	17	19	(17)	19
Adjusted net income attributable to Driven Brands Holdings Inc.	$1,551	$1,503	$43,423	$36,598

Adjusted earnings per share(1)
Basic and diluted	$0.01	$0.02	$0.42	$0.41

Weighted average shares outstanding(1)
Basic and diluted	127,256	88,990	104,318	88,990
(1) Share and per share amounts have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted EBITDA and Acquisition Adjusted EBITDA

	Three Months Ended		Year Ended
(in thousands)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net income (loss)	$(7,471)	$(10,585)	$(4,216)	$7,750
Income tax expense (benefit)	5,263	(1,887)	11,372	4,830
Interest expense, net	30,673	17,023	95,646	56,846
Depreciation and amortization	29,458	8,992	62,114	24,220
EBITDA	57,923	13,543	164,916	93,646
Acquisition related costs(a)	2,395	8,205	15,682	12,497
Non-core items and project costs, net(b)	6,962	1,259	6,036	6,644
Sponsor management fees(c)	543	538	5,900	2,496
Straight-line rent adjustment(d)	4,026	(143)	7,150	2,172
Equity-based compensation expense(e)	815	298	1,323	1,195
Foreign currency transaction gain, net(f)	(13,618)	—	(13,563)	—
Bad debt expense(g)	359	—	3,201	—
Asset impairment and closed store expenses(h)	1,690	—	9,311	—
Loss on debt extinguishment(i)	4,817	595	5,490	595
Adjusted EBITDA	$65,912	$24,295	205,446	$119,245
EBITDA adjustments related to acquisitions(j)			63,690
Acquisition Adjusted EBITDA			$269,136

a.Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
b.Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, (ii) wage subsidies received directly attributable to the COVID-19 pandemic and (iii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions.
c.Includes management fees paid to Roark Capital Management, LLC.
d.Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
e.Represents non-cash equity-based compensation expense.
f.Represents foreign currency transaction gains, net that primarily related to the remeasurement of our intercompany loans. These gains are slightly offset by unrealized losses on remeasurement of cross currency swaps.
g.Represents bad debt expense related to uncollectible receivables outside of normal operations.
h.Relates to the discontinuation of the use of the Pro Oil trade name as those locations were transitioned to the Take 5 trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to their respective lease termination dates.
i.Represents the write-off of debt issuance costs and prepayment penalties associated with early termination of debt.
j.Represents our estimate of our anticipated annual operating results, including, without limitation, our estimates of the contribution of businesses acquired in 2020 if such acquisitions had occurred on the first day of the fiscal year.
k.Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
l.Represents uncertain tax positions recorded for prior year Canadian tax positions, inclusive of interest and penalties.
m.Represents the establishment of a valuation allowance for certain deferred tax assets negatively impacted by strategic transactions.
n.Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 38%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Segment Adjusted EBITDA:
Maintenance	$32,185	$19,342	$114,764	$81,732
Car Wash	25,398	—	43,137	—
Paint, Collision & Glass	16,157	15,072	66,276	60,444
Platform Services	12,668	6,991	49,408	26,413
Corporate and other	(19,489)	(14,248)	(65,211)	(43,623)
Store opening costs	(1,007)	(2,862)	(2,928)	(5,721)
Adjusted EBITDA	$65,912	$24,295	$205,446	$119,245